Exhibit 3

JOINT FILING AGREEMENT

The undersigned hereby agree that this statement on Schedule 13D dated February 27, 2015 with respect to the common stock of PacWest Bancorp is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:   February 27, 2015

CAPGEN CAPITAL GROUP II LP

	By:	CAPGEN CAPITAL GROUP II LLC,
its general partner

By:	/s/ Eugene A. Ludwig
	Name:	Eugene A. Ludwig
	Title:	Managing Member

CAPGEN CAPITAL GROUP II LLC

By:	/s/ Eugene A. Ludwig
	Name:	Eugene A. Ludwig
	Title:	Managing Member

EUGENE A. LUDWIG

By:	/s/ Eugene A. Ludwig
	Name:	Eugene A. Ludwig